      As filed with the Securities and Exchange Commission on June 16, 1999
                                                 Registration No. 333-__________
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               VERSANT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                 CALIFORNIA                                     94-3079392
        (State or Other Jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                     Identification No.)

                              6539 DUMBARTON CIRCLE
                                FREMONT, CA 94555
                    (Address of Principal Executive Offices)

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                           1996 EQUITY INCENTIVE PLAN

                            (Full Title of the Plans)

                                    GARY RHEA
                             CHIEF FINANCIAL OFFICER
                               VERSANT CORPORATION
                              6539 DUMBARTON CIRCLE
                                FREMONT, CA 94555
                                 (510) 789-1500
            (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:

                              Barry J. Kramer, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
                                       AMOUNT      PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
    TITLE OF SECURITIES TO BE           TO BE       OFFERING PRICE        AGGREGATE      REGISTRATION
            REGISTERED               REGISTERED        PER SHARE       OFFERING PRICE         FEE
    Common Stock, no par value       575,000(1)        $1.90625(2)     $1,096,093.75        $304.72
-------------------------------------------------------------------------------------------------------

 (1) Represents shares registered pursuant to this Registration Statement that are available for issuance under the Registrant's 1996 Equity Incentive Plan and 1996 Employee Stock Purchase Plan. Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectuses relating to this Registration Statement also relate to Form S-8 Registration Statements Nos. 333-08537 and 333-29947. A total of 2,699,110 shares issuable under the Registrant's 1996 Equity Incentive Plan, 1996 Employee Stock Purchase Plan and 1996 Directors Stock Option Plan have been previously registered under the Securities Act.

 (2) Estimated pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on June 15, 1999, solely for the purpose of calculating the amount of the registration fee.

                               VERSANT CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF PREVIOUS REGISTRATION STATEMENT.

             Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register additional shares, in the amounts stated, under the following employee benefit plans of Versant Corporation (the "Registrant"): (i) the Registrant's 1996 Employee Stock Purchase Plan (325,000 shares); and (ii) the Registrant's 1996 Equity Incentive Plan (250,000 shares). An increase of 75,000 shares for Registrant's 1996 Employee Stock Purchase Plan was approved by Registrant's shareholders at Registrant's Annual Meeting of Shareholders on June 10, 1998. An additional increase of 250,000 shares for each of these employee benefit plans was approved by the Registrant's shareholders at the Registrant's Annual Meeting of Shareholders on June 10, 1999. Pursuant to Instruction E, the contents of the Registrant's Form S-8 Registration Statements Nos. 333-08537 and 333-29947 are hereby incorporated by reference.

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Nick Ordon and Gary Rhea, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 15th day of June, 1999.

                                        VERSANT CORPORATION


                                        By:  /s/ Nick Ordon
                                             ----------------------------------
                                             Nick Ordon
                                             President, Chief Executive Officer
                                             and a Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                             Title                       Date
             ---------                             -----                       ----
PRINCIPAL EXECUTIVE OFFICER:


/s/ Nick Ordon
----------------------------------    President, Chief Executive        June 15, 1999
Nick Ordon                            Officer and a Director

PRINCIPAL FINANCIAL OFFICER
 AND PRINCIPAL ACCOUNTING OFFICER:

/s/ Gary Rhea
----------------------------------    Vice President Finance and        June 15, 1999
Gary Rhea                             Administration, Chief Financial
                                      Officer, Treasurer and Secretary
ADDITIONAL DIRECTORS:

/s/ Mark Leslie
----------------------------------    Chairman of the Board of          June 15, 1999
Mark Leslie                           Directors

/s/ Stephen J. Gaal
----------------------------------    Director                          June 15, 1999
Stephen J. Gaal

/s/ David Banks
----------------------------------    Director                          June 15, 1999
David Banks

/s/ Bernard Woebker
----------------------------------    Director                          June 15, 1999
Bernard Woebker

                                  EXHIBIT INDEX


Exhibit No.                           Description
-----------                           -----------
   4.01              Registrant's Amended and Restated Articles of
                     Incorporation, as amended (incorporated herein by reference to Exhibit 3.01 of the Registrant's Registration Statement
                     on Form SB-2, File No. 333-4910-LA originally filed with
                     the Commission on May 24, 1996, as subsequently amended on
                     June 18, 1996 and July 16, 1996 (the "Form SB-2")).

   4.02              Registrant's Certificate of Amendment of Articles of
                     Incorporation filed prior to the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.02 of the Form SB-2).

   4.03 Registrant's Amended and Restated Articles of Incorporation filed following the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.03 of the Form SB-2).

   4.04              Registrant's Certificate of Amendment of Articles of
                     Incorporation as filed with the California Secretary of State on July 14, 1998.

   4.05 Registrant's Amended and Restated Bylaws adopted prior to the closing of the Registrant's initial public offering
                     (incorporated herein by reference to Exhibit 3.05 of the Form SB-2).

   4.06 Registrant's 1996 Equity Incentive Plan, as amended, and related documents.

   4.07 Registrant's 1996 Directors Stock Option Plan, as amended, and related documents (incorporated herein by reference to Exhibit 4.06 of Registrant's Form S-8 Registration
                     Statement No. 333-29947).

   4.08 Registrant's 1996 Employee Stock Purchase Plan, as amended, and related documents.

   5.01              Opinion of Fenwick & West LLP.

  23.01              Consent of Fenwick & West LLP (included in Exhibit 5.01).

  23.02              Consent of Arthur Anderson LLP, Independent Public
                     Accountants.

  24.01              Power of Attorney (see page 3).